UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 7, 2005
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174 (Commission File No.)	14-1160510 (I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Rule or Standard; Transfer of Listing
On September 7, 2005, Warwick Valley Telephone Company (the “Company”) issued a press release announcing that on September 6, 2005 the Listing Qualifications Panel of The Nasdaq Stock Market, Inc. granted the Company’s request for continued listing of its Common Shares on The Nasdaq National Market, provided that the Company files on or before October 15, 2005 its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005. If the Company is unable to file these reports by that date, its Common Shares may be delisted from The Nasdaq National Market.
The Company also previously reported on August 11, 2005 that the Listing Qualifications Panel had granted the Company’s request for continued listing of its Common Shares on The Nasdaq National Market, provided that the Company files on or before September 30, 2005 its Annual Report on Form 10-K for the period ended December 31, 2004.
A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
99.1. Press release entitled “WVT Granted 10-Q Filing Extension by Nasdaq,” dated September 7, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY (Registrant)
Date: September 7, 2005	By:	/s/ Herbert Gareiss, Jr.

	Name:	Herbert Gareiss, Jr.
	Title:	President

Exhibit Index

Exhibit No.	Description

99.1	Press release entitled “WVT Granted 10-Q Filing Extension by Nasdaq,” dated September 7, 2005.